Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Aptorum Group Linited’s Form S-4 of our report dated July 16, 2024, except for Note 15, Subsequent Events, as to which the date is August 1, 2024, with respect to the financial statements of DiamiR Biosciences Corp. included in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Marcum LLP

New York, NY

October 6, 2025